Presentation Regarding
JULY 2005	Transaction Alternatives

Confidential

Houlihan Lokey Howard & Zukin
Investment Banking Services
1930 Century Park West
Los Angeles, California 90067
310-553-8871
www.hlhz.com

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Table of Contents

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Transaction Alternatives	1

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Transaction Alternatives

Transaction Alternatives

SALE OF THE ENTIRE COMPANY

A selective market check could be undertaken to determine whether there is strategic or financial buyer interest in acquiring the Company or its constituent businesses.

ADVANTAGES

•	Could result in highest price for all shareholders.

•	All shareholders treated equally.

•	Proceeds from sale of a business segment could be used to increase proceeds to public shareholders in a reverse stock split self-tender or other buyout scenario.

CONSIDERATIONS

•	No indication to date that the Company’s controlling shareholders would be willing to sell their shares to effectuate a sale of the Company.

• Disparate business segments might limit the number of strategic buyers for the entire Company.

•	Potential tax inefficiency in separate sales of operating segments to strategic buyers.

• Potential availability of NOLs to shelter corporate level gain on sale.

Transaction Alternatives

SALE OF THE ENTIRE COMPANY (CONTINUED)

•	Sale most likely to a financial sponsor.

• Relatively small universe of financial sponsors who are willing to be minority partners with a controlling shareholder in a transaction.

•	Financial sponsors willing to accept minority positions typically require significant corporate governance protections.

• Such protections might not be acceptable to the Company’s controlling shareholders.

•	A sale of the Company or its constituent businesses would be a longer, more complicated process than a reverse stock split or an issuer self-tender.

•

To our knowledge, since the announcement of the spin-off of Omega Flex and the potential “going private” transaction, there have been no expressions of interest from third parties seeking to acquire either the Company as a whole, or any of its constituent businesses.

Transaction Alternatives

LEVERAGED BUYOUT OF 100% OF THE PUBLIC SHARES

In this scenario, the Company’s controlling shareholders (either on their own or in conjunction with a private equity sponsor), acquire the entire public interest in the Company.

ADVANTAGES

•	All current “public” shareholders treated equally.

•	Opportunity for all public shareholders to receive a premium to the unaffected trading price of Mestek common shares.

•	Ensures that the Company will be completely private and will no longer need to comply with Sarbanes-Oxley and other SEC requirements.

•	Could be effected through a first-step tender offer, followed by a short-form merger.

• Under Delaware law (which may be persuasive, but not binding, in Pennsylvania), a transaction structured in this manner is not subject to “entire fairness” review.

Transaction Alternatives

LEVERAGED BUYOUT OF 100% OF THE PUBLIC SHARES (CONTINUED)

CONSIDERATIONS

•	The cost of a complete public buyout will materially exceed the cost of “going dark”.

• While the Company’s controlling shareholder has indicated that he is unwilling to significantly leverage the Company, his precise risk appetite and investment return expectations are unclear.

• May require the financial assistance of a private equity sponsor.

• Could potentially be coupled with a sale of one or more business to raise cash to fund the transaction.

•	Alternatives forms of non-cash consideration (e.g., notes or preferred stock) could result in need for SEC registration and compliance with Sarbanes-Oxley.

•	Longer, more complicated, process than reverse stock split or an issuer self-tender.

•	Some existing shareholders may prefer to remain as such.

•	Leveraged buyout structure could accommodate continuing “public” shareholders, subject to the 300 record holder limitation.

Transaction Alternatives

LEVERAGED BUYOUT OF 100% OF THE PUBLIC SHARES (CONTINUED)

BASE CASE

•	Our base case analysis includes the following assumptions:

	•	Transaction occurs at the end of 2005

	•	Equity of Mestek (post Spin-Off) was based on hypothetical per share prices ranging from $15 to $20

	•	Total debt/EBITDA multiple not to exceed 4.5x

	•	Term Loan assumes amortization over 7 years and maturity in 5 years.

	•	Revolving credit facility of $5.0 million and letters of credit of $25.38 million (of which none are drawn)

	•	Management options going forward represent 5% of diluted shares ($0.01 exercise price)

	•	Internal rates of return are based on exiting investment between the years of 2006 and 2009 at exit multiples of 5x, 6x and 7x LTM EBITDA

	•	CAPEX assumed to grow at a rate of 3% per year from 2004 actual levels

	•	35% tax rate

Transaction Alternatives

LEVERAGED BUYOUT OF 100% OF THE PUBLIC SHARES (CONTINUED)

	Rollover Equity IRR

	Exit @ 12/31/06			Exit @ 12/31/07			Exit @ 12/31/08			Exit @ 12/31/09

Price Per Share	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x

$15.00	19.1%	34.1%	47.6%	18.6%	27.2%	34.8%	17.8%	23.6%	28.6%	17.1%	21.2%	24.8%

$16.00	13.9%	28.5%	41.7%	15.2%	23.7%	31.2%	15.4%	21.1%	26.1%	15.2%	19.3%	22.9%

$17.00	9.0%	23.4%	36.3%	12.0%	20.5%	28.0%	13.1%	18.8%	23.7%	13.4%	17.5%	21.1%

$18.00	4.5%	18.7%	31.3%	9.1%	17.5%	24.9%	10.9%	16.6%	21.6%	11.7%	15.9%	19.5%

$19.00	0.3%	14.3%	26.7%	6.3%	14.7%	22.0%	8.8%	14.5%	19.5%	10.1%	14.3%	17.9%

$20.00	-3.6%	10.2%	22.4%	3.6%	12.0%	19.3%	6.9%	12.6%	17.5%	8.6%	12.7%	16.4%

Transaction Alternatives

LEVERAGED BUYOUT OF 100% OF THE PUBLIC SHARES (CONTINUED)

DOWN CASE

•	The down case analysis includes the following assumptions:

	•	Transaction occurs at the end of 2005

	•	Equity of Mestek (post Spin-Off) was based on hypothetical per share prices ranging from $15 to $20

	•	Total debt/EBITDA multiple not to exceed 4.5x

	•	Term Loan assumes amortization over 7 years and maturity in 5 years.

	•	Revolving credit facility of $5.0 million and letters of credit of $25.38 million (of which none are drawn)

	•	Management options going forward represent 5% of diluted shares ($0.01 exercise price)

	•	Internal rates of return are based on exiting investment between the years of 2006 and 2009 at exit multiples of 5x, 6x and 7x LTM EBITDA

	•	CAPEX assumed to grow at a rate of 3% per year from 2004 actual levels

	•	35% tax rate

	•	The Company achieves 80% of the EBITDA assumed under the base case

	•	$3 million is drawn down under the letter of credit each year to satisfy Met-Coil liabilities

Transaction Alternatives

LEVERAGED BUYOUT OF 100% OF THE PUBLIC SHARES (CONTINUED)

	Rollover Equity IRR

	Exit @ 12/31/06			Exit @ 12/31/07			Exit @ 12/31/08			Exit @ 12/31/09

Price Per Share	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x

$15.00	-10.5%	5.1%	18.6%	-1.2%	8.5%	16.7%	3.1%	9.8%	15.4%	5.4%	10.3%	14.5%

$16.00	-15.4%	0.0%	13.3%	-4.6%	5.1%	13.3%	0.6%	7.3%	12.9%	3.5%	8.4%	12.6%

$17.00	-20.0%	-4.7%	8.5%	-7.8%	1.9%	10.1%	-1.8%	5.0%	10.6%	1.6%	6.5%	10.7%

$18.00	-24.2%	-9.1%	3.9%	-10.9%	-1.1%	7.1%	-4.1%	2.7%	8.4%	-0.3%	4.8%	9.0%

$19.00	-28.3%	-13.2%	-0.3%	-13.8%	-3.9%	4.3%	-6.4%	0.6%	6.3%	-2.1%	3.1%	7.3%

$20.00	-32.1%	-17.0%	-4.3%	-16.7%	-6.7%	1.6%	-8.5%	-1.5%	4.3%	-3.8%	1.4%	5.7%

Transaction Alternatives

LEVERAGED BUYOUT OF 100% OF THE PUBLIC SHARES (CONTINUED)

DOWN CASE WITHOUT LETTER OF CREDIT DRAW

•	The downside case analysis includes the following assumptions:

	•	Transaction occurs at the end of 2005

	•	Equity of Mestek (post Spin-Off) was based on hypothetical per share prices ranging from $15 to $20

	•	Term Loan assumes amortization over 7 years and maturity in 5 years.

	•	Revolving credit facility of $5.0 million and letters of credit of $25.38 million (of which none are drawn)

	•	Management options going forward represent 5% of diluted shares ($0.01 exercise price)

	•	Internal rates of return are based on exiting investment between the years of 2006 and 2009 at exit multiples of 5x, 6x and 7x LTM EBITDA

	•	CAPEX assumed to grow at a rate of 3% per year from 2004 actual levels

	•	35% tax rate

	•	The Company achieves 80% of the EBITDA assumed under the base case

	•	There is no draw under the letter of credit

Transaction Alternatives

LEVERAGED BUYOUT OF 100% OF THE PUBLIC SHARES (CONTINUED)

	Rollover Equity IRR

	Exit @ 12/31/06			Exit @ 12/31/07			Exit @ 12/31/08			Exit @ 12/31/09

Price Per Share	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x	5.0x	6.0x	7.0x

$ 15.00	-8.7%	6.6%	20.0%	0.7%	10.0%	18.0%	5.0%	11.4%	16.8%	7.4%	12.0%	15.9%

$ 16.00	-13.6%	1.6%	14.7%	-2.7%	6.7%	14.6%	2.5%	8.9%	14.3%	5.4%	10.0%	14.0%

$ 17.00	-18.1%	-3.1%	9.8%	-5.9%	3.5%	11.5%	0.2%	6.6%	12.0%	3.6%	8.2%	12.2%

$ 18.00	-22.4%	-7.5%	5.3%	-8.9%	0.5%	8.5%	-2.1%	4.4%	9.8%	1.8%	6.5%	10.5%

$ 19.00	-26.4%	-11.6%	1.0%	-11.8%	-2.3%	5.7%	-4.3%	2.3%	7.7%	0.1%	4.8%	8.8%

$ 20.00	-30.3%	-15.5%	-3.0%	-14.6%	-5.0%	3.0%	-6.4%	0.2%	5.7%	-1.6%	3.2%	7.3%

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES

In lieu of a reverse stock split or a complete buyout of the Company’s public shareholders, the Company could offer to buy back a portion of the public float at a premium to the unaffected trading price.

ADVANTAGES

•	All public shareholders would have an equal opportunity to sell a portion of their shares for cash at a premium to the unaffected trading price of Mestek common shares.

•	Public shareholders who wish to remain as such, need not tender their shares.

	•	To the extent shareholders do not tender, more consideration will be available to purchase shares of other shareholders who wish to exit their investment in the Company.

•	Use of a “Dutch Auction” tender structure could provide pricing flexibility.

	•	Minimum and maximum offer price set; shareholders elect how many shares they would be willing to sell at different price within the range.

	•	Maximum aggregate purchase price can also be set.

	•	Once the elections are tabulated, the Company sets the price it will pay for tendered shares.

	•	The Company purchases, at the set price, only those shares that were tendered at or below that price.

	•	Self-tender could be coupled with an investment in the Company by a financial sponsor and/or with a sale of one or more businesses to raise cash to fund the offer and minimize new debt needed.

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES (CONTINUED)

CONSIDERATIONS

•	Though less expensive than a full buyout of the public shareholders, a partial self-tender is likely to be more expensive than “going dark” through a reverse stock split

•	In a typical self-tender structure, there is no assurance that the Company will have less than the requisite number of record holders to suspend its SEC reporting obligations.

• The tender offer would have to be conditioned upon being able to ascertain that less than 300 holders of record will remain after the consummation of the offer.

•	Though structurally more equitable than a reverse stock split, a partial Company self-tender will still result in a significant public minority interest in a non-reporting company.

•	As the number of share purchased in the tender offer increases, the liquidity of the remaining shares will be negatively impacted.

•	The debt incurred to effect the self-tender will negatively impact the value of the remaining post-tender shares.

•	The use of non-cash consideration (e.g., notes or preferred stock) is likely to result in the need for SEC registration.

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES (CONTINUED)

Cash Required for Repurchase (Base Case)

% of Public Float Repurchased	Tender Price

	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00

20%	$8,080	$8,618	$9,157	$9,696	$10,234	$10,773
30%	$12,120	$12,928	$13,736	$14,544	$15,352	$16,159
40%	$16,159	$17,237	$18,314	$19,391	$20,469	$21,546
50%	$20,199	$21,546	$22,893	$24,239	$25,586	$26,932
60%	$24,239	$25,855	$27,471	$29,087	$30,703	$32,319
70%	$28,279	$30,164	$32,050	$33,935	$35,820	$37,705
80%	$32,319	$34,474	$36,628	$38,783	$40,937	$43,092
90%	$36,360	$38,784	$41,208	$43,632	$46,056	$48,480
100%	$40,400	$43,094	$45,787	$48,480	$51,174	$53,867

COMPARISON OF 50% SELF-TENDER TO A 2,000 : 1 REVERSE STOCK SPLIT

	Tender Price

	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00

Cash Required for a 50% Self-Tender	$20,199	$21,546	$22,893	$24,239	$25,586	$26,932

Cash Required for a 2,000:1 Reverse Stock Split	$10,680	$11,392	$12,104	$12,816	$13,528	$14,240

Difference	$9,519	$10,154	$10,789	$11,423	$12,058	$12,692

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES (CONTINUED)

Debt Balance After Repurchase (Base Case)

% of Public Float Repurchased	Tender Price

	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00

20%	$23,378	$23,916	$24,455	$24,994	$25,532	$26,071
30%	$27,418	$28,226	$29,034	$29,842	$30,650	$31,457
40%	$31,457	$32,535	$33,612	$34,689	$35,767	$36,844
50%	$35,497	$36,844	$38,191	$39,537	$40,884	$42,230
60%	$39,537	$41,153	$42,769	$44,385	$46,001	$47,617
70%	$43,577	$45,462	$47,348	$49,233	$51,118	$53,003
80%	$47,617	$49,772	$51,926	$54,081	$56,235	$58,390
90%	$51,658	$54,082	$56,506	$58,930	$61,354	$63,778
100%	$55,698	$58,392	$61,085	$63,778	$66,472	$69,165

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES (CONTINUED)

Net Debt to 2005 EBITDA After Repurchase (Base Case)

% of Public Float Repurchased	Tender Price

	$15.00		$16.00		$17.00		$18.00		$19.00		$20.00

20%	0.8	x	0.9	x	0.9	x	0.9	x	0.9	x	0.9	x
30%	1.0	x	1.0	x	1.1	x	1.1	x	1.1	x	1.1	x
40%	1.1	x	1.2	x	1.2	x	1.3	x	1.3	x	1.3	x
50%	1.3	x	1.3	x	1.4	x	1.4	x	1.5	x	1.5	x
60%	1.4	x	1.5	x	1.6	x	1.6	x	1.7	x	1.7	x
70%	1.6	x	1.6	x	1.7	x	1.8	x	1.9	x	1.9	x
80%	1.7	x	1.8	x	1.9	x	2.0	x	2.0	x	2.1	x
90%	1.9	x	2.0	x	2.1	x	2.1	x	2.2	x	2.3	x
100%	2.0	x	2.1	x	2.2	x	2.3	x	2.4	x	2.5	x

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES (CONTINUED)

Implied Price Per Share @ 5.0x Exit EBITDA Mulitple

	Tender Price

	$15.00		$16.00		$17.00		$18.00		$19.00		$20.00

2005 EBITDA	$27,555		$27,555		$27,555		$27,555		$27,555		$27,555
Multiple	5.0	x	5.0	x	5.0	x	5.0	x	5.0	x	5.0	x

EV	$137,775		$137,775		$137,775		$137,775		$137,775		$137,775
Less: Debt	$35,497		$36,844		$38,191		$39,537		$40,884		$42,230

Equity Value	$102,278		$100,931		$99,584		$98,238		$96,891		$95,545

Share o/s after Repurchase	7,253		7,253		7,253		7,253		7,253		7,253

Price Per Share	$14.10		$13.92		$13.73		$13.54		$13.36		$13.17

Tender Price	$15.00		$16.00		$17.00		$18.00		$19.00		$20.00

Combined Value	$29.10		$29.92		$30.73		$31.54		$32.36		$33.17

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES (CONTINUED)

Implied Price Per Share @ 6.0x Exit EBITDA Mulitple

	Tender Price

	$15.00		$16.00		$17.00		$18.00		$19.00		$20.00

2005 EBITDA	$27,555		$27,555		$27,555		$27,555		$27,555		$27,555
Multiple	6.0	x	6.0	x	6.0	x	6.0	x	6.0	x	6.0	x

EV	$165,330		$165,330		$165,330		$165,330		$165,330		$165,330
Less: Debt	$35,497		$36,844		$38,191		$39,537		$40,884		$42,230

Equity Value	$129,833		$128,486		$127,139		$125,793		$124,446		$123,100

Share o/s after Repurchase	7,253		7,253		7,253		7,253		7,253		7,253

Price Per Share	$17.90		$17.71		$17.53		$17.34		$17.16		$16.97

Tender Price	$15.00		$16.00		$17.00		$18.00		$19.00		$20.00

Combined Value	$32.90		$33.71		$34.53		$35.34		$36.16		$36.97

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES (CONTINUED)

Implied Price Per Share @ 7.0x Exit EBITDA Mulitple

	Tender Price

	$15.00		$16.00		$17.00		$18.00		$19.00		$20.00

2005 EBITDA	$27,555		$27,555		$27,555		$27,555		$27,555		$27,555
Multiple	7.0	x	7.0	x	7.0	x	7.0	x	7.0	x	7.0	x

EV	$192,885		$192,885		$192,885		$192,885		$192,885		$192,885
Less: Debt	$35,497		$36,844		$38,191		$39,537		$40,884		$42,230

Equity Value	$157,388		$156,041		$154,694		$153,348		$152,001		$150,655

Share o/s after Repurchase	7,253		7,253		7,253		7,253		7,253		7,253

Price Per Share	$21.70		$21.51		$21.33		$21.14		$20.96		$20.77

Tender Price	$15.00		$16.00		$17.00		$18.00		$19.00		$20.00

Combined Value	$36.70		$37.51		$38.33		$39.14		$39.96		$40.77

Transaction Alternatives

COMPANY SELF-TENDER FOR A PORTION OF THE OUTSTANDING SHARES (CONTINUED)

COMBINED VALUE SENSITIVITY

Combined Value (Base Case)

% of Public Float Repurchased	Tender Price						Public Shares Remaining (‘000)

	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00

20%	$32.61	$33.54	$34.48	$35.41	$36.34	$37.27	2,155
30%	$32.70	$33.60	$34.49	$35.39	$36.28	$37.18	1,885
40%	$32.80	$33.65	$34.51	$35.37	$36.22	$37.08	1,616
50%	$32.90	$33.71	$34.53	$35.34	$36.16	$36.97	1,347
60%	$33.01	$33.78	$34.55	$35.32	$36.09	$36.85	1,077
70%	$33.13	$33.85	$34.57	$35.29	$36.01	$36.73	808
80%	$33.26	$33.93	$34.59	$35.26	$35.93	$36.59	539
90%	$33.41	$34.01	$34.62	$35.23	$35.84	$36.44	269
100%	$33.56	$34.10	$34.65	$35.19	$35.74	$36.28	—

Transaction Alternatives

INCREASE IN THE REVERSE SPLIT RATIO

In lieu of the 2,000-to-1 reverse split ratio suggested by the Company’s controlling shareholders, the reverse split would take place at a significantly higher ratio.

ADVANTAGES

•	A material increase in the reverse split ratio would create more fractional shares, the holders of which would be entitled to cash in lieu of receiving such fractional shares.

CONSIDERATIONS

•	Unless the ratio is increased dramatically (e.g., 15,000 – 1), an increase in the split ratio has a fairly limited impact on the number of fractional shares created.

•	A significant increase in the reverse split ratio will result in an increase in the cost of the transaction.

•	As the number of fractional shares increases, the liquidity of the remaining post-reverse split whole shares (and the Company’s debt burden) will be negatively impacted.

($ and old shares in thousands)

	New Shares O/S	Old Shares Repurchased	% of Public Shares Repurchased	Cash Payment for Fractional Shares

				$15.00	$16.00	$17.00	$18.00	$19.00	$20.00

2000 : 1	3,944	712	26.4%	$10,680	$11,392	$12,104	$12,816	$13,528	$14,240
5000 : 1	1,567	765	28.4%	$11,475	$12,240	$13,005	$13,770	$14,535	$15,300
10000 : 1	778	820	30.4%	$12,300	$13,120	$13,940	$14,760	$15,580	$16,400
15000 : 1	513	905	33.6%	$13,575	$14,480	$15,385	$16,290	$17,195	$18,100
20000 : 1	385	900	33.4%	$13,500	$14,400	$15,300	$16,200	$17,100	$18,000

Transaction Alternatives

STANDBY PURCHASERS FOR POST-REVERSE SPLIT SHARES

In this alternative, a private equity sponsor or certain existing shareholders would commit to purchase up to a specified percentage of the post-reverse split whole shares at the same per share price as is used to calculate payments to holders of fractional shares in the reverse stock split.

ADVANTAGES

•	Provides incremental post-reverse split liquidity to remaining holders of whole post-reverse split shares.

•	No incremental debt incurred by the Company.

•	Public shareholders who wish to remain as such, need not tender their shares.

• To the extent shareholders do not tender, more consideration will be available to purchase shares of other shareholders who wish to exit their investment in the Company.

•	Potentially greater liquidity for continuing shareholders than in a Company repurchase where shares would be retired.

CONSIDERATIONS

•

Because an equity sponsor’s percentage ownership in the Company would be less than in a complete buyout of the Company’s public shareholders, it may be challenging to find a sponsor to act solely as a standby purchaser.

• Potential sponsor concern regarding presence of ongoing “public” shareholders.

•	Need to for standby purchaser to negotiate governance provisions with the Company’s controlling shareholders.

•	As the number of shares acquired by the standby purchasers increases, the liquidity of the remaining Mestek shares will be negatively impacted.

Transaction Alternatives

POST-REVERSE SPLIT COMPANY REPURCHASES

The Company could undertake to provide liquidity to post-reverse split holders by agreeing to repurchase outstanding shares from time to time after the reverse stock split by way of a tender offer.

ADVANTAGES

•	Provides enhanced liquidity to post-reverse split shareholders.

•	Could be structured such that repurchases would be compulsory in aggregate dollar amount in the event that the Company’s EBITDA and Debt/EBITDA are in excess of predetermined levels.

•	Repurchase obligation could also be triggered by sales of material assets or businesses within a specified period after the reverse stock split.

•	Public shareholders who wish to remain as such, need not tender their shares.

CONSIDERATIONS

•	As shares are repurchased, liquidity for remaining shares is negatively impacted.

•	Self-tender preferable to market purchases so as to limit Company’s ability to opportunistically “pick off” shares.

• Could be structured as a Dutch Auction.

•	Repurchase obligation may limit the Company’s ability to undertake new projects or make acquisitions.

•

A committee of independent directors (see discussion on following page) could be empowered to determine whether a repurchase was appropriate under the prevailing circumstances at the time a repurchase would otherwise be required.

Transaction Alternatives

REVERSE STOCK SPLIT AS PROPOSED

In the event that it is not possible to negotiate for a more advantageous structure, the Committee could press for other structural protections for the continuing post-reverse stock split public shareholders that might potentially enhance the liquidity and trading value of the post-reverse stock split shares. Such protections might include, among other things, requirements that:

•	A majority of the Board of Directors of the Company will continue to consist of independent directors.

•	The Company maintains Audit, Compensation and Nominating Committees of the Board, a majority of whose members are independent directors.

•	Any transactions between the Company and its controlling shareholders be approved by a special committee of independent directors.

•	Any sales of material assets must be approved by a special committee of independent directors.

•	Annual audited financials be distributed to all shareholders.

•	Shareholders are promptly notified in the event of certain specified corporate events (e.g., changes in Board composition, sales of material assets, increases in debt).